EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
R. G. Barry Corporation:
We consent to incorporation by reference in Registration Statement (Nos. 33-23567, 33-67596, 33-83252, 333-06875, 333-28671, 333-81105, 333-90544, 333-111100 and 333-131672) on Form S-8 of R. G. Barry Corporation of our report dated September 20, 2006 relating to the consolidated balance sheets of R. G. Barry Corporation and subsidiaries as of July 1, 2006, December 31, 2005 and January 1, 2005, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), cash flows, and the related financial statement schedule for the six months ended July 1, 2006 and for each of the years in the three-year period ended December 31, 2005, which reports appear in the 2006 annual report on Form 10-K of R. G. Barry Corporation.
Our report refers to the adoption of Statement of Financial Accounting Standard No. 123(R), “Share-Based Payment,” effective January 1, 2006
KPMG LLP
Columbus, Ohio
September 27, 2006